UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 31, 2018
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into Material Definitive Agreements.

Antigua

On August 31, 2018, Talon OP, L.P. (Talon-OP), which is the entity through which Talon Real Estate Holding Corp. (“Talon”) conducts substantially all of its business, entered into a Contribution Agreement (the “Antigua Contribution Agreement”) with First Capital Real Estate Trust, Incorporated (“Contributor”), through First Capital Real Estate Operating  Partnership, L.P. (the “FC-OP”), its operating partnership, for the acquisition of the FC-OP’s interests in and to Goat Head Hill and Dutchman’s Bay, Island of Antigua (the “Antigua Project”), including, without limitation, that certain Memorandum of Agreement dated July 28, 2015 between Brown McLennon, the FC-OP and the government of Antigua and Barbuda regarding the development of hotels on the properties known as Dutchman’s Bay and Goat Head Hill on Antigua and the FC-OP’s 100% ownership interest in Goat Head Hill Resort Development Ltd and Dutchman’s Bay, an Antigua and Barbuda Corporation.

Pursuant to the Antigua Contribution Agreement, the FC-OP agreed to transfer all of its interests in the Antigua Project to Talon-OP.  In consideration for such transfer Talon-OP will issue to the FC-OP $30.0 million in units of its limited partnership interests (“LP Units”), or 12,000,000 LP Units based on a valuation of $2.50 per LP Unit.  The LP Units will be payable in three installments over a two year period.  The FC-OP has agreed to sign such documents at the Closing as are necessary in connection with its admission as a limited partner of the Company.

Pursuant to the terms of the Antigua Contribution Agreement, Talon-OP’s obligation to close upon the acquisition is subject to customary conditions to closing.  There can be no assurance that a transaction will be consummated.

The foregoing description of the Antigua Contribution Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Antigua Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Hotels

On August 31, 2018, Talon OP, L.P. (Talon-OP), which is the entity through which Talon Real Estate Holding Corp. (“Talon”) conducts substantially all of its business, entered into a Contribution Agreement (the “Hotels Contribution Agreement”) with First Capital Real Estate Trust, Incorporated (“Contributor”), through First Capital Real Estate Operating  Partnership, L.P. (the “FC-OP”), its operating partnership, for the acquisition of seven entities, as described in the Hotels Contribution Agreement.  In consideration for such transfer Talon-OP will issue to the FC-OP $14,796,765.00 in units of its limited partnership interests (“LP Units”), or 5,918,706 LP Units based on a valuation of $2.50 per LP Unit. The aggregate value of the Companies/Hotels is $40,790,000 and a credit for existing indebtedness (“Existing Indebtedness”) of $25,993,235.00.  The Existing Indebtedness is set forth on Exhibit B attached hereto.  The FC-OP has agreed to sign such documents at the Closing as are necessary in connection with its admission as a limited partner of the Talon-OP.

Pursuant to the terms of the Hotels Contribution Agreement, Talon-OP’s obligation to close upon the acquisition is subject to customary conditions to closing.  There can be no assurance that a transaction will be consummated.

The foregoing description of the Hotels Contribution Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Hotels Contribution Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

As previously reported, Talon-OP and Contributor and/or FC-OP previously entered into a contribution agreement for the acquisition by the Contributor and/or FC-OP of Talon-OP’s interest in Talon First Trust, LLC, a Delaware limited liability company.  Other than the foregoing and as set forth in this Current Report on Form 8-K, there are no material relationships between Talon-OP and the Contributor or FC-OP.

Item 4.01.

Changes in Registrant’s Certifying Accountant.

On September 10, 2018, Talon-OP engaged Turner, Stone & Company, L.L.P. (“Turner Stone”) as its new independent registered public accounting firm.  The decision to appoint Turner Stone was approved by the independent directors of the board of directors of the Company (the “Board”).

During the fiscal years ended December 31, 2016 and December 31, 2017 and the subsequent interim period through September 10, 2018, neither Talon-OP nor anyone acting on behalf of Talon-OP consulted Turner Stone regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

Exhibit	Description

10.1	Antigua Contribution Agreement dated as of August 31, 2018 by and among Talon-OP and the Contributor.

10.2	Hotels Contribution Agreement dated as of August 31, 2018 by and among Talon-OP and the Contributor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: September 11, 2018	By:	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Antigua Contribution Agreement dated as of August 31, 2018 by and among Talon-OP and the Contributor.	Filed Electronically

10.2	Hotels Contribution Agreement dated as of August 31, 2018 by and among Talon-OP and the Contributor.	Filed Electronically

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